Exhibit 4.49


                               EXCHANGE AGREEMENT

     AGREEMENT, dated as of April 28, 2001, between American International Petroleum Corporation (the " Company"), a Nevada corporation, and GCA Strategic Investment Fund Limited ("Purchaser"), a Bermuda Corporation.

                                R E C I T A L S:

     WHEREAS, the Company desires and Purchaser has agreed to exchange the Bridge Notes due April 28, 2001, made by the Company and held by Purchaser set forth on Schedule 1.1 of this Agreement (the "Bridge Notes") for the Company's $5,936,128.00 aggregate principal amount 3% Convertible Debentures due April 28, 2002 (the " Convertible Debentures"), with terms and conditions as set forth in the form of Convertible Debenture attached hereto as Exhibit A;

     WHEREAS, the Convertible Debentures will be convertible into shares of the Company's common stock, $0.08 par value per share (the " Common Stock");

     WHEREAS, Purchaser will have certain registration rights with respect to such shares of Common Stock issuable as interest under, and upon conversion of, the Convertible Debentures (the "Conversion Shares") as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B;

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             ARTICLE I. DEFINITIONS

     Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Additional Shares of Common Stock" has the meaning set forth in Section 11.6.

     "Affiliate" means, with respect to any Person (the " Subject Person"), (i) any other Person (a " Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

     "Agreement" means this Exchange Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Asset Sale" has the meaning set forth in Section 8.4.

     "Balance Sheet Date" has the meaning set forth in Section 4.7.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

     "Benefit Plans" has the meaning set forth in Section 4.9(b).

     "Bridge Notes" has the meaning set forth in the recitals to this Agreement.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Capital Reorganization" has the meaning set forth in Section 11.5.

     "Change in Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 331/3% or more of the outstanding shares of Common Stock of the Company; (ii) any sale or other disposition (other than by reason of death or disability) to any Person by any executive officers and/or employee directors of the Company within ten Trading Days following the dates on which the Registration Statement Amendment and the Registration Statement (as such terms are defined in Section 10.4 of this Agreement) are declared effective by the Commission. (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

     "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. (" Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

     "Closing  Date" means the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

     "Common Stock" means the common stock, $0.08 par value per share, of the Company.

     "Company" means American International Petroleum Corporation, a Nevada corporation, and its successors.

     "Company Corporate Documents" means the certificate of incorporation and bylaws of the Company.

     "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

     "Consolidated Subsidiary" means at any date with respect to any Person or Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Debenture by the holder thereof to the Company as specified in each Convertible Debenture.

     "Conversion Price" has the meaning set forth in the Convertible Debentures.

     "Conversion Shares" has the meaning set forth in the Recitals.

     "Convertible Debentures" means the Company's 3% Convertible Debentures due April 28, 2002 substantially in the form set forth as Exhibit A hereto.

     "Deadline" has the meaning set forth in Section 10.1.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivative Securities" has the meaning set forth in Section 8.6.

     "Discounted Equity Offerings" has the meaning set forth in Section 8.6.

     "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

     "Event of Default" has the meaning set forth in Article XII hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company, other than Permitted Financings.

     "Fixed Price(s)" has the meaning set forth in Section 11.1.

     "Formula Price" has the meaning set forth in Section 3.4 (a).

     "GAAP" has the meaning set forth in Section 1.2.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

     "Intellectual Property" has the meaning set forth in Section 4.20.

     "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

     "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the

Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Listing Applications" has the meaning set forth in Section 4.4.

     "Majority Holders" means (i) as of the Closing Date, Purchaser and (ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the 3% Convertible Debentures due April 28, 2002 outstanding at such time.

     "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

     "Maturity Date" shall mean the date of maturity of the Convertible Debentures.

     "Maximum Number of Shares" shall mean that percentage that the Company may issue without shareholder approval under the applicable rules of the National Market or the applicable OTC Bulletin Board or equivalent entity, of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, or such greater number of shares as the shareholders of the Company may have previously approved.

     "Mortgage" means the amendment to the agreement between St. Marks Refinery, Inc., the Company and Purchaser dated the date hereof substantially in the form of Exhibit F attached hereto.

     "NASD" has the meaning set forth in Section 7.10.

     "Nasdaq Market" means the Nasdaq Stock Market's National Market System.

     "National Market" means the Nasdaq Market, the Nasdaq Small Cap Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc.

     "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

     "Notice of Conversion" means the form to be delivered by a holder of a Convertible Debenture upon conversion of all or a portion thereof to the Company substantially in the form of Exhibit A to the form of Convertible Debenture.

     "Officer's Certificate" shall mean a certificate executed by the president, chief executive officer or chief financial officer of the Company in the form of Exhibit D attached hereto.

     "OTC Bulletin Board" means the over-the-counter bulletin board operated by the NASD.

     "Other Taxes" has the meaning set forth in Section 3.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

     "Permitted Financings" has the meaning set forth in Section 10.5.

     "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of the Person which was at such time a member of the ERISA Group.

     "Purchaser" means GCA Strategic Investment Fund Limited and its successors and assigns, including holders from time to time of the Convertible Debentures.

     "Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, does not bar the lender thereof from action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

     "Redemption Event" has the meaning set forth in Section 3.4.

     "Registrable Securities" has the meaning set forth in Section 10.4(a).

     "Registration Default" has the meaning set forth in Section 10.4(e).

     "Registration Maintenance Period" has the meaning set forth in Section 10.4(e).

     "Registration Statement" has the meaning set forth in Section 10.4(b).

     "Registration Rights Agreement" means the agreement between the Company and Purchaser dated the date hereof substantially in the form set forth in Exhibit B attached hereto.

     "Required Effectiveness Date" has the meaning set forth in Section 10.4(b).

     "Reserved Amount" has the meaning set forth in Section 7.10(a).

     "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a "Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

     "Rights Offering" has the meaning set forth in Section 11.3.

     "Sale Event" has the meaning set forth in Section 3.4.

     "SEC Reports" shall have the meaning set forth in Section 7.1(a).

     "Security Agreement" means the Amendments to the Pledge and Security Agreements between the Company and Purchaser dated the date hereof substantially in the form of Exhibit E attached hereto.

     "Securities" means the Convertible Debentures, and, as applicable, the Conversion Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Share Reorganization" has the meaning set forth in Section 11.2.

     "Solvency Certificate" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Convertible Debentures and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the form of Exhibit C attached hereto.

     "Special Distribution" has the meaning set forth in Section 11.4.

     "Subsidiary" has the meaning set forth in Section 4.27.

     "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

     "Taxes" has the meaning set forth in Section 3.6.

     "Trading Day" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

     "Transaction Agreements" means this Agreement, the Convertible Debentures, the Registration Rights Agreement, the Security Agreement, the Mortgage and the other agreements contemplated by this Agreement.

     "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) (" GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.


                       ARTICLE II. EXCHANGE OF SECURITIES

Section 2.1 Exchange of Securities. Subject to the terms and conditions set forth herein, the Purchaser agrees to exchange the Bridge Notes due the date hereof and the Company agrees to issue to Purchaser Convertible Debentures in the aggregate principal amount of Five Million Nine Hundred Thirty Six Thousand One Hundred Twenty Eight Dollars ($5,936,128.00).

Section 2.2 Closing.

     (a) The Purchaser shall deliver to the Company each of the Bridge Notes on the Closing Date in exchange for the Convertible Debentures.

     (b) The Convertible Debentures issued on the Closing Date shall be dated the date hereof and interest shall begin to accrue on the Convertible Debentures as of the date hereof.


              ARTICLE III. PAYMENT TERMS OF CONVERTIBLE DEBENTURES

Section 3.1 Payment of Principal and Interest; Payment Mechanics. The Company will pay all amounts due on each Convertible Debenture by the method and at the address specified for such purpose by Purchaser in writing, without the presentation or surrender of any Convertible Debenture or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Convertible Debenture, the holder shall surrender the Convertible Debenture for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Convertible Debenture, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Debenture to the Company in exchange for a new Convertible Debenture or Convertible Debentures. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Convertible Debenture purchased under this Agreement and that has made the same agreement relating to this Convertible Debenture as Purchaser has in this Section 3.1; provided that such transferee is an "accredited investor" under Rule 501 of the Securities Act.

Section 3.2 Payment of Interest. Interest shall accrue on the outstanding principal amount of each Convertible Debenture and shall be payable as specified therein.

Section 3.3 Voluntary Prepayment. For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, repay, in whole or in part, the Convertible Debentures, in accordance with Sections 3 and 5.1 of Exhibit A hereto, following at least five (5) Business Days prior written notice to Purchaser (the expiration date of such five (5) Business Day period being referred to as the "prepayment date"); provided, however, that if such date is not a Business Day, the prepayment date shall be the next Business Day thereafter.

Section 3.4 Mandatory Prepayments.

          (a) Upon (i) the  occurrence  of a Change in Control  of the  Company,
     (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a " Sale Event"), or (iv) the occurrence of a Registration Default which continues uncured for a period of twenty (20) days, then, in each case, the Company shall, upon request of the Majority Holders, redeem the Convertible Debentures, subject to the provisions of Section 5 of the Convertible Debentures. The redemption price payable upon any such redemption shall be the Redemption Price in Section 5 of the Convertible Debentures (referred to herein as the "Formula Price").

          (b) At the option of Purchaser, upon the consummation of one or more Financings except a Permitted Financing, the Company shall use 25% of the Net Cash Proceeds therefrom (unless such Net Cash Proceeds from each such Financing is less than $250,000) to redeem the Convertible Debentures.

          (c) Upon the issuance of the Maximum Number of Shares and the failure within 40 days of such issuance to obtain shareholder approval to issue additional shares of Common Stock (the " Redemption Event"), the Company shall redeem the outstanding balance of each Convertible Debenture for the Formula Price.

          (d) In the event that there is an insufficient number of authorized, issuable, unlegended and freely tradeable shares of Common Stock registered under the Registration Statement filed by the Company to fully convert the Convertible Debentures held by Purchaser and sell such shares issued thereon, then the Company shall immediately file an amendment to the then current registration statement to register a sufficient number of such shares to convert said Convertible Debentures. Upon the failure within twenty (20) Trading Days to register a sufficient number of such shares, the Company shall redeem the outstanding balance of each Convertible Debenture for the Formula Price. In addition, failure of the Company to register a sufficient number of such shares to fully convert said
     Convertible Debentures shall be a Registration Default under Section 10.4(e) from the date of the Notice of Conversion to the date of the earlier of (i) the redemption of the outstanding balance of the Convertible Debentures or (ii) full conversion of the Convertible Debentures.

Section 3.5 Prepayment Procedures.

          (a) Any permitted prepayment or redemption of the Convertible Debentures pursuant to Sections 3.3 or 3.4 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price and the time at which Purchaser shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Debentures) as follows:

               (i) A prepayment pursuant to Section 3.3, the "prepayment date" specified therein;

               (ii) A redemption pursuant to Section 3.4(a), the date of consummation of the applicable Sale Event or the Registration Default;

               (iii) A redemption pursuant to Section 3.4(b), three (3) Business Days following the date of consummation of the applicable Financing (meaning closing and funding); and

               (iv) A redemption pursuant to Section 3.4(c), the date specified in each Convertible Debenture.

          (b) On the Maturity Date and on the effective date of a prepayment or redemption of the Convertible Debentures as specified in Section 3.5(a) above, the Company shall deliver by wire transfer of funds the prepayment/redemption price to Purchaser of the Convertible Debentures subject to prepayment or redemption. Should Purchaser not receive payment of any amounts due on prepayment or redemption of its Convertible Debentures by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the greater of (I) the maximum lawful rate and (II) 18% per annum, compounded at the end of each thirty (30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

          (c) The Company shall select the Convertible Debentures to be redeemed in any redemption in which not all of the Convertible Debentures are to be redeemed so that the ratio of the Convertible Debentures of each holder selected for redemption to the total Convertible Debentures owned by that holder shall be the same as the ratio of all such Convertible Debentures selected for redemption bears to the total of all then outstanding Convertible Debentures. Should any Convertible Debentures required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Convertible Debentures shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

          (d) Any Notice of Conversion delivered by Purchaser (including delivery via telecopy) to the Company prior to the (x) Maturity Date or (y) effective date of a voluntary prepayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above), shall be honored by the Company and the conversion of the Convertible Debentures shall be deemed effected on the Conversion Date. In addition, between the effective date of a voluntary prepayment pursuant to
     Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above and the date the Company is required to deliver the redemption proceeds in full to Purchaser, Purchaser may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the prepayment or redemption proceeds to Purchaser when due or (y) honored on or as of the date of the Notice of Conversion if the Company fails to timely pay the prepayment or redemption proceeds to Purchaser when due.

Section 3.6 Payment of Additional Amounts.

          (a) Any and all payments by the Company hereunder or under the Convertible Debentures to Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Debentures (i) the holders of the Convertible Debentures subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Convertible Debentures to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; (iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (i) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

          (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as " Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from Purchaser to a Person of any Security.

          (c) The Company shall indemnify Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.6) paid by Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by Purchaser or qualified assignee shall be conclusive evidence of the amount due from the Company to such party.

          (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.

          (e) Purchaser shall provide to the Company a form W-8, stating that it is a non-U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.


                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to Purchaser as of the Closing Date the following:

Section 4.1 Organization and Qualification. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each subsidiary is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A " Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

Section 4.2 Authorization and Execution.

          (a) The Company and each Subsidiary, as applicable, has all requisite corporate power and authority to enter into and perform each Transaction
     Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

          (b) The execution, delivery and performance by the Company and each Subsidiary, as applicable, of each Transaction Agreement and the issuance by the Company of the Securities, have been duly and validly authorized by the Board of Directors of the Company and each Subsidiary, as applicable, and no further consent or authorization of the Company or its Subsidiaries, their Board of Directors or the Company's shareholders is required.

          (c) This Agreement has been duly executed and delivered by the Company.

          (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company and each Subsidiary, as applicable, in each case enforceable against the Company and each Subsidiary, as applicable, in accordance with its respective terms.

Section 4.3 Capitalization. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3 hereto and except as set forth on Schedule 4.3 no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule 4.3 hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Debentures or Conversion Shares. The Company has furnished to Purchaser true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.4 Governmental Authorization. The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect,
(c) listing applications (" Listing Applications") to be filed with the OTC Bulletin Board or the National Market relating to the Conversion Shares issuable upon conversion of the Convertible Debentures and (d) the filing of a "Form D" as described in Section 7.13 below.

Section 4.5 Issuance of Shares. Upon conversion in accordance with the terms of the Convertible Debentures, the Conversion Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance other than those created by Purchaser and shall not be subject to preemptive rights or similar rights of any other shareholders of the Company. Assuming the representations and warranties of Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Conversion Shares could dilute the ownership interests of other shareholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 4.6 No Conflicts. The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation known by the Company to be applicable to it, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary except those created by the Transaction Agreements. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

Section 4.7 Financial Information. Since December 31, 2000 (the " Balance Sheet Date"), except as disclosed in Schedule 4.7, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and to the knowledge of the Company no fact or condition exists or is contemplated or threatened which might cause such a change in the future. The audited consolidated balance sheets of the Company and its Subsidiaries for the period ending December 31, 2000, and the related consolidated statements of income, changes in shareholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except  as  indicated  therein,  (i)  complied  in all  material  respects  with applicable accounting requirements and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or continency required to be reflected therein.

Section 4.8 Litigation. Except as set forth on Schedule 4.8, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could be reasonably expected to have a Material Adverse Effect or which challenges the validity of any Transaction Agreements.

Section 4.9 Compliance with ERISA and other Benefit Plans.

     (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the " Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

     (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

Section 4.10 Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

Section 4.11 Taxes. All United States federal, state, county, municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.

Section 4.12 Investments, Joint Ventures. Other than as set forth in Schedule 4.12, the Company has no other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

Section 4.13 Not an Investment Company. Neither the Company nor any Subsidiary is an "Investment Company" within the meaning of Investment Company Act of 1940, as amended.

Section 4.14 Full Disclosure. The information heretofore furnished by the Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

Section 4.15 No Solicitation; No Integration with Other Offerings. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. The issuance of the Securities to Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the any National Market.

Section 4.16 Permits. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit, except in each case or in the aggregate that could not be reasonably expected to have a Material Adverse Effect.

Section 4.17 Leases. Neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $250,000 or to any operating lease with an aggregate annual rental greater than $250,000 during the life of such lease.

Section 4.18 Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.19 Public Utility Holding Company. Neither the Company nor any Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

Section 4.20 Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material to the knowledge of the Company, patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, " Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

Section 4.21 Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

Section 4.22 Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7, free and clear of all Liens. The property designated as collateral in the Mortgage is owned by the Company or its Subsidiaries free and clear of all Liens except as set forth therein.

Section 4.23 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with managements' general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.24 Reserved.

Section 4.25 Foreign Practices. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case in violation of any law, rule or regulation.

Section 4.26 Title to Certain Assets. The Company owns the assets designated as collateral and described on Exhibit A to the Security Agreement, free and clear of any lien.

Section 4.27 Subsidiaries. Except for the directly and indirectly owned subsidiaries of the Company as set forth on Schedule 4.27 (the "Subsidiaries"), the Company does not own or hold any shares of stock or any other security or interest in any other equity, or any rights to acquire any such security or interest. Except for the Subsidiaries disclosed on Schedule 4.27, the Company has never had any subsidiary corporation of which the securities having a majority of voting power in electing the board of directors or representing a majority of the economic interests were, at the time as of which any determination was made, owned by the Company either directly or indirectly. The number of authorized, issued and outstanding shares of capital stock of the Subsidiaries is as set forth on Schedule 4.27. All outstanding shares of the Subsidiaries capital stock are validly issued, fully paid and nonassessable, are free from, and were not issued in violation of any preemptive rights, and are owned of record and beneficially by the Company.


             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.1 Purchaser. Purchaser hereby represents and warrants to the Company that:

          (a) Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of Purchaser's property shall at all times be and remain within its control;

          (b) the execution, delivery and performance of this Agreement and the exchange of the Securities pursuant thereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

          (c) this Agreement has been duly executed and delivered by Purchaser;

          (d) the execution and delivery by Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser;

          (e) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transaction Agreements;

          (f) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (i)
     applicable   bankruptcy,   insolvency
     or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

          (g) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and Purchaser is capable of bearing the economic risks of such investment;

          (h) Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit Purchaser's ability to rely thereon;

          (i) no part of the source of funds used by Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by Purchaser in which any employee benefit plan (or its related trust) has any interest; and

          (j) Purchaser is a corporation organized under the laws of Bermuda.


           ARTICLE VI. CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

Section 6.1 Conditions Precedent to Purchaser's Obligations to Purchase. The obligation of Purchaser hereunder to exchange the Convertible Debentures at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

          (a) The Company and each Subsidiary, as required, shall have duly executed this Agreement, the Registration Rights Agreement, and the Security Agreement, the Mortgage and all other appropriate financing statements, and delivered the same to Purchaser;

          (b) The Company shall have delivered to Purchaser a duly executed certificate representing the Convertible Debenture in accordance with
     Section 2.3 hereof;

          (c) The Company shall have delivered the Solvency Certificate;

          (d) The representations and warranties of the Company and its Subsidiaries contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company and its Subsidiaries shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by them at or prior to the Closing Date. Purchaser shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser, including but not limited to certificates with respect to the Company and Subsidiary Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit D;

          (e) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and exchange of the Securities and the consummation of the transactions contemplated by the Transaction Agreements;

          (f) All applicable waiting periods in respect to the issuance and exchange of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

          (g) No law or regulation shall have been imposed or enacted that, in the judgment of Purchaser, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchaser could reasonably have any such effect;

          (h) Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Purchaser;

          (i) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

          (j) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser;

          (k) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since December 31, 2000;

          (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or Purchaser hereunder;

          (m) Purchaser shall have confirmed the receipt of the Convertible Debentures to be issued, duly executed by the Company in the denominations and registered in the name of Purchaser;

          (n) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which Purchaser reasonably deems material in connection with the purchase of the Securities; and

          (o) As of the Closing Date, no Default or Event of Default shall have occurred and be continuing;

Section 6.2 Conditions to the Company's Obligations. The obligations of the Company to issue and exchange the Securities to Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

          (a) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date and Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

          (b) The issue and exchange of the  Securities by the Company shall not
     be  prohibited  by  any  applicable   law,  court  order  or   governmental
     regulation;

          (c) Receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by Purchaser;

          (d) The Company shall have received the Bridge Notes for cancellation;


                       ARTICLE VII. AFFIRMATIVE COVENANTS

     The Company hereby agrees that, from and after the date hereof for so long as any Convertible Debentures remain outstanding and for the benefit of
Purchaser:

Section 7.1 Information. The Company will deliver to each holder of the Convertible Debentures:

          (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports of Forms 10-K, 10-Q and 8-K (or other equivalents) which the Company or any Subsidiary has filed with the Commission (collectively, "SEC Reports");

          (b) simultaneously with the delivery of each item referred to in clause (a) above, a certificate from the chief financial officer of the Company stating that no Default or Event of Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

          (c) within two (2) days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposed to take with respect thereto;

          (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

          (e) at least two (2) Business Days prior to the consummation of any Financing or other event requiring a repayment of the Convertible Debentures under Section 3.4, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith;

          (f)  notice  promptly  upon the  occurrence  of any event by which the
     Reserved Amount becomes less than the sum of (i) 1.5 times the maximum number of Conversion Shares issuable pursuant to the Transaction Agreements; and

          (g) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

Section 7.2 Payment of Obligations. The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

Section 7.3 Maintenance of Property; Insurance. The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

Section 7.4 Maintenance of Existence. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 7.5 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

Section 7.6 Inspection of Property, Books and Records. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, Purchaser' Representative or an affiliate thereof, as representatives of Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Purchaser the affairs, finances and accounts of the Company and its Subsidiaries in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.

Section 7.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

Section 7.8 Reserved.

Section 7.9 Compliance with Terms and Conditions of Material Contracts . The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

Section 7.10 Reserved Shares and Listings.

     (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Debentures and issuance of the Conversion Shares (based on the conversion price of the Convertible Debentures in effect from time to time (the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of Purchaser. With respect to all Securities which contain an indeterminate number of shares of Common Stock issuable in connection therewith (such as the Convertible Debentures), the Company shall include in the Reserve Amount, no less than two (2) times the number of shares that is then actually issuable upon conversion or exercise of such Securities. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Convertible Debentures, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares or
(y) in lieu thereof, consummating the immediate repurchase of the Convertible Debentures contemplated in Sections 3.4(c) and 10.3 hereof, respectively. In addition to the foregoing, the Company shall undertake to authorize an additional 50,000,000 shares of its Common Stock at its Annual Meeting of Shareholders not later than July 15, 2001, and to reserve the Reserved Amount for issuance of the Conversion Shares to Purchaser in accordance with the provisions of this Agreement.

     (b) The Company shall promptly file the Listing Applications and secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Convertible Debentures. The Company will maintain the listing and trading of its Common Stock on the OTC Bulletin Board. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the OTC Bulletin Board or any National Market, as applicable.

Section 7.11 Transfer Agent Instructions. Upon receipt of a Notice of Conversion, the Company shall immediately direct the Company's transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares, in such amounts as specified from time to time by Purchaser to the Company upon proper conversion of the Convertible Debentures. Upon conversion of any Convertible Debentures in accordance with their terms the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Convertible Debentures shall be issued to any transferee of such shares from Purchaser without any restrictive legend upon appropriate evidence of transfer in compliance with the Securities Act and the rules and regulations of the Commission; provided that for so long as the Registration Statement is effective, no opinion of counsel will be required to effect any such transfer. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

Section 7.12 Maintenance of Reporting Status; Supplemental Information. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

Section 7.13 Form D; Blue Sky Laws. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for exchange with Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

Section 7.14 Certain Payments. The Company agrees to pay all title insurance, filing, recordation or other fees, including any taxes, relating to the execution and perfection of the security interest evidenced by the Mortgage, and to cooperate with Purchaser in connection with filing the appropriate documents for the perfection of such security interest.


                        ARTICLE VIII. NEGATIVE COVENANTS

     The Company hereby agrees that from and after the date hereof for so long as any Convertible Debentures remain outstanding and for the benefit of
Purchaser:

Section 8.1 Limitations on Debt or Other Liabilities. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) (i) any Debt except (x) Debt incurred in a Permitted Financing, (y) Debt incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; and (z) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business and (ii) any equity securities (including Derivative Securities) (other than those securities that are issuable (x) under or pursuant to stock option plans, warrants or other rights programs that exist as of the date hereof, (z) in connection with the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement), unless the Company complies with the mandatory prepayment terms of Section 3.4(b) hereof.

Section 8.2 Transactions with Affiliates. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.2 attached hereto (with a copy of such agreements annexed to such Schedule 8.2) and (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

Section 8.3 Merger or Consolidation. The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Purchaser an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

Section 8.4 Limitation on Asset Sales. Neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business; provided, however, Asset Sale shall not include the sale of a portion of the Company's ownership interest in License 1551 or License 953 relating to the development of certain oil and gas fields in Kazakhstan and the sale of any oil or gas resulting from the development of such property under License 1551 or License 953 owned by the Company.

Section 8.5 Restrictions on Certain Amendments. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, except for the Company's 5% Secured Convertible Debentures due February 18, 2004, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect Purchaser or the holders of the Securities without the prior written consent of Purchaser.

Section 8.6 Prohibition on Discounted Equity Offerings.

          (a) In  addition  to and  not in  lieu of the  covenant  specified  in
     Section 8.1 above, beginning on the Closing Date and continuing until 180 days following the date on which the Registration Statement is declared effective by the Commission (the "Effective Date") or until such time as all of the Convertible Debentures have been either redeemed or converted into Conversion Shares in full, whichever is later to occur, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities")) on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance so long as such conversion is not below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

          (b) Beginning on the Closing Date and continuing until 180 days following the Effective Date or until such time as all of the Convertible Debentures have been either redeemed or converted into Conversion Shares in full, whichever is later to occur, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities." As used herein "restricted securities" shall mean securities which may not be sold by virtue of contractual restrictions imposed by the Company or otherwise, in each case prior to twelve (12) months following the date of issuance of such securities.

          (c) The restrictions contained in this Section 8.6 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, or (ii) stock option or other compensatory plans.

Section 8.7 Limitation on Stock Repurchases. Except as otherwise set forth in the Convertible Debentures, the Company shall not, without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.


                         ARTICLE IX. RESTRICTIVE LEGENDS

Section 9.1 Restrictions on Transfer. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.

Section 9.2 Notice of Proposed Transfers. Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.


               ARTICLE X. ADDITIONAL AGREEMENTS AMONG THE PARTIES

Section 10.1 Liquidated Damages.

          (a) The Company shall, and shall use its best efforts to cause its transfer agent to, issue and deliver shares of Common Stock consistent with
     Section 7.11 hereof within three (3) New York Stock Exchange Trading Days of delivery of a Notice of Conversion (the "Deadline") to Purchaser (or any party receiving Securities by transfer from Purchaser) at the address of Purchaser set forth in the Notice of Conversion, as the case may be. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to Purchaser.

          (b) Without in any way limiting Purchaser's right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares is more than one (1) Business Day after the Deadline (other than a failure due to the circumstances described in Section 4.3 of the Convertible Debentures, which failure shall be governed by such Section) the Company shall pay to Purchaser, as liquidated damages and not as a penalty, $500 for each $100,000 principal amount of Convertible Debentures then outstanding per day in cash, for each of the first ten days following the Deadline that the Company fails to deliver such Common Stock, and $1,000 for each $100,000 principal amount of Convertible Debentures then outstanding per day in cash, for each day thereafter the Company fails to deliver such Common Stock. Such cash amount shall be paid to Purchaser upon demand.

Section 10.2 Conversion Notice. The Company agrees that, in addition to any other remedies which may be available to Purchaser, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates with or without restrictive legends as contemplated by Article IX representing the shares of Common Stock on or prior to the Deadline after conversion of any Convertible Debentures, Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion, by delivering a notice to such effect to the Company whereupon the Company and Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

Section 10.3 Conversion Limit. Notwithstanding the conversion rights under the Convertible Debentures, unless Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall Purchaser be entitled to convert any portion of the Convertible Debentures, in excess of that portion of the Convertible Debentures, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Debenture or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.3), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Debenture with respect to which this determination is being made, would result in beneficial ownership by Purchaser and its Affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of Section 10.3(i) beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section
10.3. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Convertible Debentures, (ii) immediately preceding and upon any Sale Event,
(iii) on the Maturity Date or (iv) following the occurrence of any Event of Default which is not cured for a period of ten (10) calendar days.

Section 10.4 Registration Rights.

          (a) The Company shall grant Purchaser registration rights covering the Conversion Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

          The Company shall prepare and file within seven (7) days following the Company's Annual Meeting of Shareholders' for 2001, which meeting shall not take place later than July 15, 2001 (the "Filing Date"), a registration statement (the "Registration Statement") to register not less than 30,000,000 of Common Stock to cover the resale of the Registrable Securities. In the event the Company fails to file the Registration statement by the Filing Date, the Company shall pay Purchaser as liquidated damages, and not as a penalty, an amount of cash equal to one percent of the aggregate principal amount of Convertible Debentures then outstanding per day until the Registration Statement is filed with the Commission. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission or the earlier of (i) 60 days following the Filing Date or (ii) ten days following the receipt of a "no review" or similar letter from the Commission (the "Required Effectiveness Date"). The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under such registration statement by Purchaser).

          (b) If the Registration Statement is not declared effective by the Commission by the Required Effectiveness Date, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to 2% of the outstanding principal amount of the Convertible Debentures, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission, which amount will be increased to 3% of the outstanding principal amount of the Convertible Debentures in the event that the Registration Statement is not declared effective by the Commission within 90 days of the Filing Date. In the event the Company fails to obtain an effective registration statement by the 120th day following the Filing Date, the Company will redeem the Convertible Debentures as set forth in Section 5 of the Convertible Debentures. Additionally, the Company will grant to Purchaser certain piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock or warrants or both prior to the filing of the Registration Statement referenced above.

          (c) Any such liquidated damages shall be paid in cash by the Company to Purchaser by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

          (d) If, following the declaration of effectiveness of the Registration Statement, such registration statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading) for the period required in the Registration Rights Agreement (the "Registration Maintenance Period"), the Company fails to file required amendments to the Registration Statement in order to allow the Purchaser to exercise its rights to receive unrestricted, unlegended, freely tradeable shares of Common Stock, or if for any reason there are insufficient shares of such shares of Common Stock registered under the then current Registration Statement to effect full conversion of the Convertible Debentures (a "Registration Default"), the Company shall immediately take all necessary steps to cause the Registration Statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within ten (10) business days shall result in the Company paying to Purchaser liquidated damages at the rate of $1,000 per day from the date of such Registration Default until the Registration Default is cured.

Section 10.5 Restriction on Issuance of Securities. Beginning on the Closing Date and continuing for a period of 180 days following the Effective Date or until the Convertible Debentures have been fully converted into shares of Common Stock, whichever is later to occur, the Company will not sell, or offer to sell, any securities (including credit facilities which are convertible into securities which may be issued at a discount to the then current Market Price) other than borrowings that provide for the payment of the Convertible Debentures, or the Company's 5% Convertible Secured Debenture issued to the Halifax Fund, L.P., borrowings under conventional credit facilities existing as of the date hereof, stock issued or credit facilities to be established in connection with acquisitions, employee and director stock options of the Company, existing rights and warrants of the Company and securities issued under the Convertible Debentures. In addition, the Company shall not issue any securities in connection with a strategic alliance entered into by the Company unless such securities are the subject of a one year statutory or contractual hold period or, if not subject to such a hold period, unless the Purchaser has fully converted all outstanding Convertible Debentures. Notwithstanding the foregoing, the Company may enter into the following types of transactions (collectively referred to as "Permitted Financings"): (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the said financing commitment to zero and payment of all related fees and expenses; (2) "project financing" which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; (3) an underwritten offering of Common Stock, provided that such offering provides for the registration of the Common Stock to be received by Purchaser as a result of the conversion of the Convertible Debentures held by the Purchaser to the extent there is not an effective Registration Statement for the sale of the Conversion Shares in place at the time of such offering; and (4) other financing transactions specifically consented to in writing by the Purchaser.


                      ARTICLE XI. ADJUSTMENT OF FIXED PRICE

Section 11.1 Reorganization. The Conversion Price the ("Fixed Price") shall be adjusted, as applicable, as hereafter provided.

Section 11.2 Share Reorganization. If and whenever the Company shall:

          (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

          (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

          (iii)  issue  Common   Stock  or   securities   convertible   into  or
     exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

          (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a "Share Reorganization," then in each such case the Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

          (i) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

          (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

Section 11.3 Rights Offering. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the Fixed Price in effect on such record date by a fraction of which:

     (i) the numerator shall be the sum of:

          (i) the number of shares of Common Stock outstanding on such record date; and

          (II) a number obtained by dividing:

          (A) either,

               (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

               (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

          (B) the Market Price of the Common Stock on such record date; and

     (ii) the denominator shall be the sum of:

          (i) the number of shares of Common Stock outstanding on such record date; and

          (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of

     Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the Fixed Price shall be readjusted effective immediately after such expiry time to the Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

Section 11.4 Special Distribution. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

          (i) shares of the Company of any class, other than Common Stock;

          (ii) rights, options or warrants; or

          (iii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the Fixed Price in effect on such record date by a fraction of which:

          (i) the numerator shall be the difference between:

          (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

          (B) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

          (ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

Section 11.5 Capital Reorganization. If and whenever there shall occur:

          (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

          (ii) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

          (iii) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Debentures after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

Section 11.6 Purchase Price Adjustments. In case at any time and from time to time the Company shall issue any shares of Common Stock or Derivative Securities convertible or exercisable for shares of Common Stock (the number of shares so issued, or issuable upon conversion or exercise of such Derivative Securities, as applicable, being referred to as "Additional Shares of Common Stock") for consideration less than the then Market Price at the date of issuance of such shares of Common Stock or such Derivative Securities, in each such case the Conversion Price shall, concurrently with such issuance, be adjusted by multiplying the Conversion Price immediately prior to such event by a fraction:
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued would purchase at the Market Price and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold.

Section 11.7 Adjustment Rules. The following rules and procedures shall be applicable to adjustments made in this Article XI:

          (a) no adjustment in the Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

          (b) if any event occurs of the type contemplated by the adjustment provisions of this Article XI but not expressly provided for by such provisions, the Company will give notice of such event as provided herein, and the Company's board of directors will make an appropriate adjustment in the Fixed Price so that the rights of the holders of the applicable Security shall not be diminished by such event; and

          (c) if a dispute shall at any time arise with respect to any adjustment of the Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Purchaser.

Section 11.8 Certificate as to Adjustment. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the Fixed Price deliver to Purchaser a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

Section 11.9 Notice to Holders. If the Company shall fix a record date for:

          (a)  any  Share   Reorganization   (other  than  the   subdivision  of
     outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

          (b) any Rights Offering,

          (c) any Special Distribution,

          (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

          (e) Sale Event; or

          (f) any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to Purchaser notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.


                         ARTICLE XII. EVENTS OF DEFAULT

Section 12.1 Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

          (a) failure by the Company to pay or repay when due, all or any part of the principal on any of the Convertible Debentures (whether by virtue of the agreements specified in this Agreement or the Convertible Debentures);

          (b) failure by the Company to pay (i) within five (5) Business Days of the due date thereof any interest on any Convertible Debentures or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement or any other Transaction Agreement;

          (c) failure by the Company to timely comply with the  requirements  of
     Section 7.11 or 10.1 hereof, which failure is not cured within five (5) Business Days of such failure;

          (d) failure on the part of the Company to observe or perform any covenant contained in Section 7.10 or Article VIII of this Agreement, which failure is not cured within five business days of such failure;

          (e) failure on the part of the Company to observe or perform any covenant or agreement contained in any Transaction Agreement (other than those covered by clauses (a), (b), (c) or (d) above) for 30 days from the date of such occurrence;

          (f) the trading in the Common Stock shall have been suspended by the Commission, any National Market or the OTC Bulletin Board (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on any National

     Market or the OTC Bulletin Board, the Common Stock is then listed and approved for trading on another National Market within ten (10) Trading Days thereof);

          (g) failure of the Company to file the Listing Applications required to be filed within twenty (20) Business Days of the Closing Date, which failure is not cured within five (5) Business Days of such failure;

          (h) the Company shall have its Common Stock delisted from a National Market or the OTC Bulletin Board for at least ten (10) consecutive Trading Days and is unable to obtain a listing on a National Market or the OTC Bulletin Board within such ten (10) Trading Days;

          (i) the Registration Statement shall not have been declared effective by the Commission by the Required Effectiveness Date, or such effectiveness shall not be maintained for the Registration Maintenance Period, in each case which results in the Company incurring the Default Fee for a period in excess of 10 days;

          (j) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

          (k) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (l) default in any provision (including payment) or any agreement governing the terms of any Debt of the Company or any Subsidiary in excess of $500,000, which has not been cured within any applicable period of grace associated therewith;

          (m) judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

          (n) any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made.

then, and in every such occurrence, Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Debentures to be, and the Convertible Debentures shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (j) or (k) above with respect to the Company or any Subsidiary, then, without any notice to the Company or any other act by Purchaser, the entire amount of the Convertible Debentures shall become immediately due and payable, provided, further, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Debenture has been declared immediately due and payable hereunder, any Purchaser of Convertible Debentures may proceed to protect and enforce the rights of Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Debenture, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default, the amount declared due and payable on the Convertible Debentures shall be the Formula Price thereof.

Section 12.2 Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Debentures or by law may be exercised from time to time, and as often as shall be deemed expedient, by Purchaser.

                           ARTICLE XIII. MISCELLANEOUS

Section 13.1 Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

Section 13.2 No Waivers; Amendments.

          (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each holder of any Convertible Debenture affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Debentures whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Debenture, (c) reduce the principal amount of or extend the stated maturity of any Convertible Debenture or (d) make any Convertible Debenture payable in money or property other than as stated in such Convertible Debenture. In determining whether the holders of the requisite principal amount of Convertible Debentures have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Convertible Debentures which are owned by the Company or any other obligor on or guarantor of the convertible Debentures, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of Purchaser and their affiliates otherwise than solely in their capacities as holders of Convertible Debentures shall be effective with respect to them without their prior written consent.

Section 13.3 Indemnification.

          (a) The Company agrees to indemnify and hold harmless Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party") and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

          (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this
     Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

          (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Purchaser on the other, but also the relative fault of the Company and Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this
     Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by
     Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Debentures and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

Section 13.4 Reserved.

Section 13.5 Payment. The Company agrees that, so long as Purchaser shall own any Convertible Debentures purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 4:00 P.M. (E.S.T.).

Section 13.6 Successors and Assigns. This Agreement shall be binding upon the Company and upon Purchaser and its respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

Section 13.7 Reserved.

Section 13.8 New York Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY FEDERAL DISTRICT COURT SITTING IN NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

Section 13.9 Entire Agreement. This Agreement, the Exhibits or Schedules hereto, which include, but are not limited to the Convertible Debenture, the Registration Rights Agreement, Mortgage, and the Security Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supercedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.10 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.11 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.12 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.

Section 13.13 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of Purchaser, except to the extent required by law, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                  By: __________________________________________
                                  Name:     Denis J. Fitzpatrick
                                  Title:    Chief Financial Officer
                                  Address:  American International Petroleum
                                            Corporation
                                              2950 North Loop West
                                            Suite 1000
                                            Houston, TX 77092
                                            Fax:  713-682-7278
                                            Tel.: 713-802-0087

                                  GCA STRATEGIC INVESTMENT FUND LIMITED


                                  By: __________________________________________
                                  Name:     Lewis N. Lester
                                  Title:    Director
                                  Address:  c/o Prime Management Limited
                                            Mechanics Building
                                            12 Church Street
                                            Hamilton HM II, Bermuda
                                            Fax:     441-295-3926
                                            Tel.:    441-295-0329

                                  Schedule 1.1
                                  Bridge Notes


1. $1,850,000  Principal  Amount Bridge Note of the Company,  dated February 28,
2000

2.  $2,500,000  Principal  Amount Bridge Note of the Company,  dated December 1,
1999.

3. $3,000,000  Principal Amount Secured Bridge Note dated May 8, 2000, (of which
$1,437,500.00   principal   amount  plus  $148,628   accrued   interest  remains
outstanding.

                                TABLE OF CONTENTS


ARTICLE  I. DEFINITIONS........................................................1
     Section 1.1 Definitions .00...............................................1
     Section 1.2 Accounting Terms and Determinations...........................9

ARTICLE II.  EXCHANGE OF SECURITIES............................................9
     Section 2.1 Exchange of Securities........................................9
     Section 2.2  Closing.....................................................10

ARTICLE III.  PAYMENT TERMS OF CONVERTIBLE DEBENTURES.........................10
     Section 3.1  Payment of Principal and Interest; Payment Mechanics........10
     Section 3.2  Payment of Interest.........................................10
     Section 3.3  Voluntary Prepayment........................................10
     Section 3.4  Mandatory Prepayments.......................................11
     Section 3.5  Prepayment Procedures.......................................12
     Section 3.6  Payment of Additional Amounts...............................13

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES...................................14
     Section 4.1  Organization and Qualification..............................14
     Section 4.2  Authorization and Execution.................................15
     Section 4.3  Capitalization .............................................15
     Section 4.4  Governmental Authorization..................................16
     Section 4.5  Issuance of Shares..........................................16
     Section 4.6  No Conflicts................................................16
     Section 4.7  Financial Information.......................................16
     Section 4.8  Litigation..................................................17
     Section 4.9  Compliance with ERISA and other Benefit Plans...............17
     Section 4.10 Environmental Matters.......................................18
     Section 4.11 Taxes.......................................................18
     Section 4.12 Investments, Joint Ventures.................................18
     Section 4.13 Not an Investment Company...................................18
     Section 4.14 Full Disclosure.............................................18
     Section 4.15 No Solicitation; No Integration with Other Offerings........19
     Section 4.16 Permits.....................................................19
     Section 4.17 Leases......................................................19
     Section 4.18 Absence of Any Undisclosed Liabilities or Capital Calls.....19
     Section 4.19 Public Utility Holding Company..............................19
     Section 4.20 Intellectual Property Rights................................20
     Section 4.21 Insurance...................................................20

     Section 4.22 Title to Properties.........................................20
     Section 4.23 Internal Accounting Controls................................20
     Section 4.24 Reserved....................................................20
     Section 4.25 Foreign Practices...........................................20
     Section 4.26 Title to Certain Assets.....................................20
     Section 4.27 Subsidiaries................................................21

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................21
     Section 5.1  Purchaser...................................................21

ARTICLE VI.  CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES...................22
     Section 6.1  Conditions Precedent to Purchaser's Obligations to Purchase.22
     Section 6.2  Conditions to the Company's Obligations.....................24

ARTICLE VII.  AFFIRMATIVE COVENANTS...........................................24
     Section 7.1  Information.................................................25
     Section 7.2  Payment of Obligations......................................25
     Section 7.3  Maintenance of Property; Insurance..........................26
     Section 7.4  Maintenance of Existence....................................26
     Section 7.5  Compliance with Laws........................................26
     Section 7.6  Inspection of Property, Books and Records...................26
     Section 7.7  Investment Company Act......................................26
     Section 7.8  Reserved....................................................26
     Section 7.9  Compliance with Terms and Conditions of Material Contracts..27
     Section 7.10 Reserved Shares and Listings................................27
     Section 7.11 Transfer Agent Instructions.................................27
     Section 7.12 Maintenance of Reporting Status; Supplemental Information...28
     Section 7.13 Form D; Blue Sky Laws.......................................28
     Section 7.14 Certain Payments............................................28

ARTICLE VIII.  NEGATIVE COVENANTS.............................................28
     Section 8.1  Limitations on Debt or Other Liabilities....................29
     Section 8.2  Transactions with Affiliates................................29
     Section 8.3  Merger or Consolidation.....................................29
     Section 8.4  Limitation on Asset Sales...................................29
     Section 8.5  Restrictions on Certain Amendments..........................30
     Section 8.6  Prohibition on Discounted Equity Offerings..................30

     Section 8.7  Limitation on Stock Repurchases.............................31

ARTICLE IX.  RESTRICTIVE LEGENDS..............................................31
     Section 9.1  Restrictions on Transfer....................................31
     Section 9.2  Notice of Proposed Transfers................................31

ARTICLE X.  ADDITIONAL AGREEMENTS AMONG THE PARTIES...........................32
     Section 10.1  Liquidated Damages.........................................32
     Section 10.2  Conversion Notice..........................................32
     Section 10.3  Conversion Limit...........................................32
     Section 10.4  Registration Rights........................................33
     Section 10.5  Restriction on Issuance of Securities......................34

ARTICLE XI.  ADJUSTMENT OF FIXED PRICE........................................35
     Section 11.1  Reorganization.............................................35
     Section 11.2  Share Reorganization.......................................35
     Section 11.3  Rights Offering............................................36
     Section 11.4  Special Distribution.......................................37
     Section 11.5  Capital Reorganization.....................................38
     Section 11.6  Purchase Price Adjustments.................................38
     Section 11.7  Adjustment Rules...........................................39
     Section 11.8  Certificate as to Adjustment...............................39
     Section 11.9  Notice to Holders..........................................39

ARTICLE XII.  EVENTS OF DEFAULT...............................................40
     Section 12.1  Events of Default..........................................40
     Section 12.2  Powers and Remedies Cumulative.............................42

ARTICLE XIII.  MISCELLANEOUS..................................................43
     Section 13.1  Notices....................................................43
     Section 13.2  No Waivers; Amendments.....................................43
     Section 13.3  Indemnification............................................44
     Section 13.4  Reserved...................................................46
     Section 13.5  Payment....................................................46
     Section 13.6  Successors and Assigns.....................................46
     Section 13.7  Reserved...................................................46
     Section 13.8  New York Law; Submission to Jurisdiction;
                     Waiver of Jury Trial; Appointment of Agent...............46
     Section 13.9  Entire Agreement...........................................47
     Section 13.10 Survival; Severability.....................................47
     Section 13.12 Reporting Entity for the Common Stock.  ...................47
     Section 13.13 Publicity..................................................47

                               LIST OF SCHEDULES

Schedule 1.1
Bridge Notes
Schedule 4.3
Capitalization
Schedule 4.7
Financial Information
Schedule 4.8
Litigation
Schedule 4.12
Investments, Joint Ventures
Schedule 4.27
Subsidiaries
Schedule 7.8
Use of Proceeds
Schedule 8.2
Transactions with Affiliates

                                LIST OF EXHIBITS

Exhibit A Form of Convertible Debentures
Exhibit B Form of Registration Rights
Exhibit C Form of Solvency Certificate
Exhibit D Form of Officer's Certificate
Exhibit E Pledge and Security Agreement
Exhibit F Mortgage and Security Agreement

                               EXCHANGE AGREEMENT


                                   dated as of


                                 April 28, 2001


                                 by and between


                  American International Petroleum Corporation
                                 as the Issuer,


                                       and


                      GCA Strategic Investment Fund Limited

                                                                    Exhibit 4.50



                                    EXHIBIT A



                          FORM OF CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.


No.  1                                                                $5,936,128

                            3% CONVERTIBLE DEBENTURE
                                       of


     American  International   Petroleum   Corporation,   a  Nevada  corporation
(together with its successors, the "Company"), for value received hereby promises to pay to:

                      GCA Strategic Investment Fund Limited

(The "Holder") and registered assigns, the principal sum of Five Million Nine Hundred Thirty Six Thousand One Hundred Twenty Eight Dollars ($5,936,128) or, if less, the principal amount of this Debenture then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest which shall accrue beginning the date hereof, quarterly in arrears, on (i) the last day of March, June, September and December of each year until the Maturity Date, commencing June 30, 2001 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"),
(ii) the Maturity Date,  (iii) each Conversion Date, as hereafter  defined,  and
(iv) the date the principal amount of the Convertible Debentures shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, from the most recent Interest Payment Date to which interest has been paid on this Convertible Debenture, or if no interest has been paid on this Convertible Debenture, from the date of this Convertible Debenture until payment in full of the principal sum hereof has been made. The Maturity Date is April 28, 2002.

     The interest rate shall be three percent (3%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus 2% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Interest on this Convertible Debenture will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined). At the option of the Company, interest may be paid in cash or in shares of Common Stock. If the Company determines to pay interest in shares of Common Stock, it shall be required to notify the Holder of such election on the Closing Date. On each Conversion Date, interest shall be paid in shares of Common Stock on the portion of the principal balance of the Convertible Debenture then being converted. The number of shares of Common Stock issued as interest shall be determined by dividing the dollar amount of interest due on the applicable Interest Payment Date by the Conversion Price then in effect.

     This Convertible Debenture (this "Convertible Debenture") is a duly authorized issuance of Convertible Debentures of the Company referred to in that certain Exchange Agreement dated as of the date hereof between the Company and the Purchaser named therein (the "Agreement"). The Agreement contains certain additional agreements among the parties with respect to the terms of this Convertible Debenture, including, without limitation, provisions which (A) limit the conversion rights of the Holder, (B) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (C) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Convertible Debenture and are incorporated herein by reference. This Convertible Debenture is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

     This Convertible Debenture shall be secured by Pledge and Security Agreements (the "Security Agreements") made by the Company and Holder creating a security interest in favor of the Holder in certain of the Company's assets described in the Security Agreements, and a Mortgage and Security Agreement, as amended (the "Mortgage") made by St. Marks Refinery, Inc., a wholly-owned subsidiary of the Company, creating a security interest in favor of holder in certain real property described in the Mortgage.

     The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Convertible Debenture and particulars of this Convertible Debenture held by such holder and of all transfers of this Convertible Debenture. References to the Holder or "Holders" shall mean the Person listed in the Register as registered holder of such Convertible Debentures. The ownership of this Convertible Debenture shall be proven by the Register.

     ARTICLE 1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

     ARTICLE 2. Covenants. The Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

     ARTICLE 3. Payment of Principal; Prepayment. The Company shall repay the remaining unpaid balance of this Convertible Debenture on the Maturity Date. For so long as no Event of Default or Default has occurred, the Company may prepay all of the outstanding principal amount and accrued interest of this Convertible Debenture in accordance with this Section 3. Prepayment may occur on or before the 120th day following the date of this Convertible Debenture for a prepayment price equal to 115% of the original outstanding principal amount of this Convertible Debenture plus all accrued interest thereon (the "Prepayment Price"). If Prepayment is made between the 121st day and the 150th day following the date of this Convertible Debenture, the Prepayment Price is equal to 118% of the original outstanding principal amount of this Convertible Debenture plus all accrued interest thereon. If Prepayment is made between the 151st day and the 180th day following the date of this Convertible Debenture, the Prepayment Price is equal to 120% of the original outstanding principal of this Convertible Debenture plus all accrued interest thereon. The Company's right to Prepay this Convertible Debenture shall expire on the 181st day following the date of this Convertible Debenture. Notwithstanding the foregoing, the Company may or shall be obligated under certain circumstances, to redeem all or a portion of this Convertible Debenture on the terms specified in the Agreement in accordance with
Section 5 of this Convertible Debenture.

     ARTICLE 4. Conversion.

     ARTICLE 4.1 Conversion of Convertible Debenture. Subject to Section 5 hereof, the Holder shall have the right, at its option, at any time following the date of issuance of this Convertible Debenture, to convert the principal amount of this Convertible Debenture, or any portion of such principal amount, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) determined pursuant to this Section 4.1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Debenture shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the "Conversion Date") a Notice of Conversion is delivered to the Company, as applicable, by the Holder by facsimile or other reasonable means of communication dispatched prior to 5:00 p.m., E.S.T. The term "Conversion Amount" means, with respect to any conversion of this Convertible Debenture, the sum of (1) the principal amount of this Convertible Debenture to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Convertible Debenture to the Conversion Date plus (3) Default Interest, if any, on the interest referred to in the immediately preceding clause (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Section 4.3 hereof, Sections 10.1 and 10.4 of the Agreement.

     ARTICLE 4.2 Conversion Price. At the option of the Holder, any portion or all of the outstanding principal amount of this Convertible Debenture shall be converted into a number of shares of Common Stock at the conversion price (the "Conversion Price") equal to 90% of the average of the three (3) lowest Closing Bid Prices of the Common Stock as reported by Bloomberg L.P. during the twenty
(20) Trading Days immediately preceding but not including the date of the related Notice of Conversion.

     ARTICLE 4.3 Authorized Shares.

     (a) Consistent with Section 7.11 of the Agreement, the Company (i) shall promptly irrevocably instruct the Company's transfer agent to issue certificates for the Common Stock issuable upon conversion of this Convertible Debenture and
(ii) agrees that its issuance of this Convertible Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Convertible Debenture.

     (b) If at any time a Holder of this Convertible Debenture submits a Notice of Conversion (x) the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in full in accordance with the provisions of this Article 4 or (y) the Company is prohibited by the applicable rules of the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time to effect such conversion in full as provided in subsection (d) below, without stockholder approval (each, a "Conversion Default"), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Convertible Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Company, or its stockholders, as applicable, at which time the Conversion Price in respect thereof shall be the lower of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. The Company shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) x .24 x the Excess Amount on the Conversion Date in respect of the Conversion Default (the "Conversion Default Date"), where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company, or its stockholders, as applicable, authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Convertible Debenture. The Company shall use its best efforts to authorize, or cause its stockholders to authorize within 40 days of the occurrence of a Conversion Default, as applicable, a sufficient number of shares of Common Stock as soon as practicable following the earlier of
(i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the Market Price, at the Holder's option, as follows:

          (i) In the event the Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth Business Day of the month following the month in which it has accrued; and

          (ii) In the event the Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth Business Day of the month following the month in which it has accrued (at such time as there are sufficient authorized shares of Common Stock) in accordance with the terms of this Article 4.

     (c) The Holder's election pursuant to this Section 4.3 shall be made in writing to the Company at any time prior to 5:00 p.m., E.S.T., on the third Business Day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holders right to pursue actual damages (to the extent in excess of the Conversion Default Payments) due to the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

     (d) In no event shall the Company issue more than the Maximum Number of Shares upon conversion of this Convertible Debenture, unless the Company shall have obtained approval by the stockholders of the Company ("Stockholder Approval") or a waiver of such requirement by the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time. Once the Maximum Number of Shares has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), unless the Company shall have obtained Stockholder Approval or a waiver of such requirement by the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time within 40 days of the Maximum Conversion Date, the Company shall pay to the Holder within five (5) Business Days of the Maximum Conversion Date (or, if the Company is, in good faith, using its best efforts to obtain Stockholder Approval, then the earlier of (x) 40 days following the Maximum Conversion Date, and (y) such date that it becomes reasonably apparent that Stockholder Approval will not be obtained within such 40 days period), the Formula Price plus accrued and unpaid Default Interest, if any. The Maximum Number of Shares shall be subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof as contemplated by Article XI of the Agreement. With respect to each Holder of Convertible Debentures, the Maximum Number of Shares shall refer to such Holder's pro rata share thereof based upon the aggregate principal balance of the Convertible Debentures then outstanding. In the event that the Company obtains Stockholder Approval, approval of the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time, or otherwise is able to increase the number of shares to be issued above the Maximum Number of Shares (such increased number being the "New Maximum Number of Shares"), the references to Maximum Number of Shares above shall be deemed to be, instead, references to the New Maximum Number of Shares.

     ARTICLE 4.4 Method of Conversion.

     (a) Notwithstanding anything to the contrary set forth herein, upon conversion of this Convertible Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Debenture to the Company unless the entire unpaid principal amount of this Convertible Debenture is so converted. Rather, records showing the principal amount converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex A attached hereto (a copy of which shall be delivered to ------- the Company or transfer agent with each Notice of Conversion). It is specifically contemplated that the Holder hereof shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Holder shall be controlling and determinative in the absence of manifest error or failure of Holder to record the principal amount converted (or otherwise repaid) from time to time, in which events the record of the Company shall be controlling and determinative. The Holder and any assignee, by acceptance of this Convertible Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Convertible Debenture, the principal amount represented by this Convertible Debenture will be the amount indicated on Annex A attached hereto (which may be less than the amount stated on the face hereof). -------

     (b) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Debenture in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (c) Subject to Section 5 hereof, upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Debenture shall be deemed reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article 4, all rights with respect to the portion of this Convertible Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. Subject to Section 5 hereof, if the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provisions thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and subject to
Section 4.4(a) irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via telecopy) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., E.S.T., on such date.

     (d) Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the expiration of the Deadline with respect to a conversion of any portion of this Convertible Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company), the Holder shall regain the rights of a Holder of this Convertible Debenture with respect to such unconverted portions of this Convertible Debenture and the Company shall, as soon as practicable, return such unconverted Convertible Debenture to the holder or, if the Convertible Debenture has not been surrendered, adjust its records to reflect that such portion of this Convertible Debenture not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 4.3 for the Company's failure to convert this Convertible Debenture.

     (e) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in Section 4.1 and in this Section 4.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission System.

     ARTICLE 5. Redemption by Company.

     ARTICLE 5.1 Company's Right to Redeem. In accordance with the provisions of the Purchase Agreement and subject to the provisions of Section 3 hereof, the Company may elect at any time following the 180th day following the date of issuance of this Convertible Debenture, or be required under certain circumstances to redeem in whole or in part, the remaining unpaid principal amount of this Convertible Debenture, for cash at a redemption price (the "Redemption Price") equal to (x) the number of shares of Common Stock into which this Convertible Debenture is then convertible, times (y) the average Closing Bid Price of Common Stock for the five (5) trading days as reported by Bloomberg L.P. immediately prior to the date that this Convertible Debenture is called for redemption, plus accrued and unpaid interest.

     ARTICLE 5.2 Mechanics of Redemption. The Company shall effect each such redemption within three business days of giving notice of its election to redeem by facsimile with a copy by either overnight or 2-day courier to the Holder of this Convertible Debenture to be redeemed at the address and facsimile number of such Holder appearing in the Company's register for the Convertible Debentures. Such redemption notice shall indicate whether the Company will redeem all or part of such portion of the Convertible Debenture to be redeemed and the applicable Redemption Price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (i) the full amount of the Redemption Price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (ii) immediately available credit facilities, in the full amount of the Redemption Price, with a bank or similar financial institution on the date the redemption notice is sent to the Holders of this Convertible Debenture. Provided, however, the Company will process any Notice of Conversion received prior to the issuance of a notice of redemption; and further provided that, after a notice of redemption has been issued, the Holder may issue a Notice of Conversion which will not be honored unless the Company fails to make the redemption payment when due. In the event of such failure, the Notice of Conversion will be honored as of the date of the Notice of Conversion. Additionally, if the Company fails to make full payments of the Redemption Price of this Convertible Debenture being redeemed by the third business day following the notice or redemption, then the Company waives its right to redeem any of the remaining then outstanding Debentures, unless approved by the Holder.

     ARTICLE 5.3 Payment of Redemption Price. The Redemption Price shall be paid to the Holder of this Convertible Debenture within three business days of the delivery of the notice of such redemption to such Holder.

     ARTICLE 6. Holder's Right to Advance Notice of Election Redeem.

     ARTICLE 6.1 Holder's Right to Elect to Receive Notice of Cash Redemption by Company. The Holder of this Convertible Debenture shall have the right to require Company to provide advance notice stating whether the Company will elect to redeem all or part of the redeemable portion in cash, pursuant to the Company's redemption rights discussed in
Section 5.1 above.

     ARTICLE 6.2 Mechanics of Holder's Election Notice. Holder shall give notice to the Company by facsimile (the "Election Notice"), requiring that the Company disclose whether the Company would elect to redeem the redeemable portion of this Convertible Debenture (in whole or in part) if the Holder were to provide a Notice of Conversion and sought to convert the Convertible Debenture in such principal amount as is specified in the Notice of Election.

     ARTICLE 6.3 Company's Response. Company must respond, disclosing its election, within two (2) business days of receipt of Holder's Election Notice via facsimile. If Company does not respond to Holder within two (2) business days (by 12:00 noon, if required above) via facsimile, Company shall be deemed to have forfeited its right to exercise redemption pursuant to Section 5(a) upon its receipt of (but only with respect to) that Notice of Conversion.

     ARTICLE 7. Miscellaneous. This Convertible Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Debenture, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York, New York state court sitting in New York for purposes of all legal proceedings arising out of or relating to this Convertible Debenture. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Debenture.

     The Holder of this Convertible Debenture by acceptance of this Convertible Debenture agrees to be bound by the provisions of this Convertible Debenture which are expressly binding on such Holder.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

     Dated: April 28, 2001


                                    AMERICAN INTERNATIONAL PETROLEUM CORPORATION



                                    By:_________________________________________
                                    Name:  Denis J. Fitzpatrick
                                    Title: Chief Financial Officer

ANNEX A

CONVERSION AND REPAYMENT LEDGER

                               Interest Converted   Principal Converted
Date        Principal Balance  or Paid              or Paid               New Principal Balance   Issuer Initials  Holder Initials
----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------
----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

----------- ------------------ -------------------- --------------------- ----------------------- ---------------- -----------------

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:


DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:

SPECIAL INSTRUCTIONS: _________________________________________________

                      _________________________________________________

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder

                 in order to Convert the Convertible Debenture)



     The undersigned hereby irrevocably elects to convert $________ of the principal balance of the Convertible Debenture into shares of Common Stock, .08 par value per share (the "Common Stock"), of American International Petroleum Corporation (the "Company") according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. The undersigned, as contemplated by Section 5.1 of the Securities Purchase Agreement pursuant to which the Convertible Debenture was issued, hereby states that the representations and warranties of the undersigned set forth therein are true and correct in all material respects as of the date hereof (provided, the undersigned makes no representations concerning its investment intent with respect to the Common Stock received upon this conversion).

Conversion calculations:

                                            ____________________________________
                                            Date of Conversion

                                            ____________________________________
                                            Applicable Conversion Price

                                            ____________________________________
                                            Number of Shares

                                            ____________________________________
                                            Name/Signature

                                            Address:

                                            ____________________________________
                                            ____________________________________

                                                                    Exhibit 4.51


                                    EXHIBIT B


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 28, 2001, between American International Petroleum Corporation, a Nevada corporation (the "Company"), and GCA Strategic Investment Fund Limited (the "Fund").

     1. Introduction.

          1.1 Exchange Agreement. The Company and the Fund have today executed that certain Exchange Agreement (the "Exchange Agreement"), pursuant to which the Company and the Fund have agreed, among other things, to exchange the Bridge Notes for an aggregate of Five Million Nine Hundred Thirty Six Thousand One Hundred Twenty Eight Dollars ($5,936,128.00) (U.S.) principal amount of 3% Convertible Debentures of the Company (the "Debentures") to the Fund or its successors, assigns or transferees (collectively, the "Holders"). The Debentures are convertible into an indeterminable number of shares (the "Debenture Conversion Shares") of the Company's common stock, $.08 per share (the "Common Stock") pursuant to the terms of the Debentures. The number of Debenture Conversion Shares is subject to adjustment upon the occurrence of stock splits, recapitalizations and similar events occurring after the date hereof.

          1.2 Definition of Securities. The Debenture Conversion Shares are herein referred to as the "Securities."

          1.3 Trading Representation. The Company represents and warrants that the Company's Common Stock is currently eligible for trading on OTC Bulletin Board under the symbol "AIPN." Certain capitalized terms used in this Agreement are defined in Section 3 hereof; references to sections shall be to sections of this Agreement.

     2. Registration under Securities Act, etc.

          2.1 Mandatory Registration.

          (a) Registration of Registrable Securities. The Company shall prepare and file within seven (7) days following the Company's Annual Meeting of Shareholders for 2001 (the "Filing Date"), a registration statement (the "Registration Statement") to register not less than 30,000,000 shares of the Company's Common Stock to cover the resale of the Registrable Securities. In the event the Company fails to file the Registration Statement by the Filing Date, the Company will pay to the Fund liquidated damages in the amount of 1% of the outstanding principal amount of then outstanding Debentures per day until such Registration Statement has been filed. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission on the earlier of (i) 60 days following the Filing Date or (ii) ten (10) days following the receipt of a "No Review" or similar letter from the Commission (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders thereof upon conversion of the Debentures, or exercise of the Common Stock Purchase Warrants described in Section 1 above, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such Registration Statement and any such separate registration statement as if it were an amendment to the Registration Statement.

          (b) Registration Statement Form. Registrations under this Section 2.1 shall be on Form S-1 or such other appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Fund; provided, however, such intended method of deposition shall not include an underwritten offering of the Registrable Securities.

          (c) Expenses. The Company will pay all Registration Expenses in connection with any registration required by this Section 2.1.

          (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective for more than an aggregate of twenty (20) days.

          (e)  Plan  of  Distribution.   The  Company  hereby  agrees  that  the
     Registration Statement shall include a plan of distribution section reasonably acceptable to the Fund.

          2.2 Incidental Registration.

          (a) Right to Include Registrable Securities. If at any time after the date hereof but before the third anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2.1), on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all Holders of its intention to do so and of such Holders" rights under this Section 2.2. Upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder an and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance  with  the  intended  methods  thereof  as  aforesaid)  of  such
     Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. The right provided the Holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion and will in no way limit any of the Company's obligations to pay the Securities according to their terms.

          (b) Priority in Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by this Section 2.2 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (iii) second Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Registrable Securities shall have priority to all shares sought to be included by officers and directors of the Company as well as holders of ten percent (10%) or more of the Company's Common Stock.

          2.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and, as applicable, 2.2, the Company shall, as expeditiously as possible:

               (i) prepare and file with the Commission the Registration Statement or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.1); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

               (ii) with respect to any registration statement or registration statement amendment pursuant to Section 2.1, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of five (5) years after the date of this Agreement(subject to the right of the Company to suspend the effectiveness thereof for not more than 10 consecutive days or an aggregate of 30 days in such five (5) years period) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the "Registration Maintenance Period");

               (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

               (iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any seller thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (v) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, and the underwriters, if any, of:

                    (A) an  opinion  of  counsel  for  the  Company,  dated  the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement),reasonably satisfactory in form and substance to such seller) including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

                    (B) a "comfort"  letter (or, in the case of any Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statement included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants" letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants" letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants" letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

          (vii) notify the Sellers" Representative and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

               (A) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

               (B)  of  any  request  by  the   Commission   for  amendments  or
          supplements to the Registration Statement or the prospectus or for additional information;

               (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

               (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (x) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (xi) enter into such agreements and take such other actions as the Sellers' Representative shall reasonably request in writing (at the expense of the requesting or benefiting sellers) in order to expedite or facilitate the disposition of such Registrable Securities; and

          (xii) use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company will not file any registration statement pursuant to Section 2.1, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement to which the Sellers" Representative shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

     The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Exchange Agreement.

     The Fund agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this
Section 2.3, the Fund will forthwith discontinue the Fund's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until the Fund's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Fund's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.4 Underwritten Offerings.

          (a) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(a), use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.

          (b) Holdback Agreements. Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of the Fund's Registrable Securities in the registration statement, the Fund agrees by acquisition of Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided however, such period shall not exceed the 120 day period commencing 30 days prior to the commencement of such underwritten offering and ending 90 days following the completion of such underwritten offering.

          (c) Participation in Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering under Section 2.2 unless such holder of Registrable Securities (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make an representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement and registration statement amendment under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders" and such underwriters" respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 Registration Default Fee. If the Registration Statement contemplated in
Section 2.1 is (x) not declared effective by the Required  Effectiveness Date or
(y) such effectiveness is not maintained for the Registration Maintenance Period, then the Company shall pay to the Fund the Default Fee specified in
Section 10.4 of the Exchange Agreement.

     2.7 Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement or registration statement amendment, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

          (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement or amendment thereto filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (but only if and to the extent required pursuant to the terms of Section 2.7(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

          (e) Indemnification  Payments.  The  indemnification  required by this
     Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (f) Contribution. If the indemnification provided for in the preceding subdivision of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties" relative intent, knowledge, access to information supplied by the Company, by the holder or by the underwriter and the parties" relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.7, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (b) of this Section 2.7 had been available under the circumstances.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this
Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or allege untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Agreement": As defined in Section 1.

          "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Common Stock": As defined in Section 1.

          "Company": As defined in the introductory paragraph of this Agreement.

          "Conversion Shares": As defined in Section 1.

          "Debentures": As defined in Section 1, such term to include any securities issued in substitution of or in addition to such Debentures.

          "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Exchange Agreement": As defined in Section 1.

          "Person":  A  corporation,  association,  partnership,   organization,
     business, individual, governmental or political subdivision thereof or a governmental agency.

          "Registrable Securities": The Securities and any securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, (e) on the expiration of the applicable Registration Maintenance Period or (f) any and all legends restricting transfer thereof have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act.

          "Registration  Expenses":  All  expenses  incident  to  the  Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all stock exchange and OTC Bulletin Board or other NASD or stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of not more than one law firm (not to exceed $20,000) retained by the holder or holders of more than 50% of the Registrable Securities, premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "Registration Maintenance Period": As defined in Section 2.3.

          "Required Effectiveness Date": As defined in Section 2.1.

          "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Sellers" Representative": Global Capital Advisors Ltd. or such Person designated by Global Capital Advisors Ltd. as of the time of disposition of the last of the Debentures held by the Fund (or subsequent Sellers" Representative).

     4. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this
Section 4.

     5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by an holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

     7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Exchange Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Sellers" Representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Sellers" Representative and be binding on all persons for all purposes.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     11. Counterparts. This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     12. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     13. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                             AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                 By:      ______________________________________
                                 Name:    Denis J. Fitzpatrick
                                 Title:   Chief Financial Officer
                                 Address: 2950 North Loop West, Suite 1000
                                          Houston, Texas   77092

                                          Fax:     713-682-7278
                                          Tel.:    713-802-0087


                             GCA STRATEGIC INVESTMENT FUND LIMITED


                                 By:      ______________________________________
                                 Name:    Lewis N. Lester
                                 Title:   Director
                                 Address: c/o Prime Management Limited
                                          Mechanics Building
                                          12 Church Street
                                          Hamilton HM II, Bermuda

                                          Fax:     441-295-3926
                                          Tel.:    441-295-0329




                                                   Registration Rights Agreement

                                TABLE OF CONTENTS


1.   Introduction.............................................................1
     1.1      Exchange Agreement..............................................1
     1.2      Definition of Securities........................................1
     1.3      Trading Market Representation...................................1

2.   Registration under Securities Act, etc...................................1
     2.1      Mandatory Registration..........................................1
              (a)      Registration of Registrable Securities.................1
              (b)      Registration Statement Form............................2
              (c)      Expenses...............................................2
              (d)      Effective Registration Statement.......................2
              (e)      Plan of Distribution...................................2
     2.2      Incidental Registration.........................................3
              (a)      Right to Include Registrable Securities................3
              (b)      Priority in Incidental Registrations...................3
     2.3      Registration Procedures.........................................4
     2.4      Underwritten Offerings..........................................7
              (a)      Incidental Underwritten Offerings......................7
              (b)      Holdback Agreements....................................7
              (c)      Participation in Underwritten Offerings................7
     2.5      Preparation; Reasonable Investigation...........................8
     2.6      Registration Default Fee........................................8
     2.7      Indemnification.................................................8
              (a)      Indemnification by the Company.........................8
              (b)      Indemnification by the Sellers.........................9
              (c)      Notices of Claims, etc.................................9
              (d)      Other Indemnification.................................10
              (e)      Indemnification Payments..............................10
              (f)      Contribution..........................................10

3.   Definitions.............................................................11

4.   Rule 144................................................................13

5.   Amendments and Waivers..................................................13

6.   Nominees for Beneficial Owners..........................................14

7.   Notices.................................................................14

8.   Assignment..............................................................14

9.   Descriptive Headings....................................................14

10.  Governing Law...........................................................14

11.  Counterparts............................................................14

12.  Entire Agreement........................................................15

13.  Severability............................................................15

                          Registration Rights Agreement



                                   dated as of



                                 April 28, 2001


                                 by and between



                  American International Petroleum Corporation,

                                       and

                      GCA Strategic Investment Fund Limited

                                    EXHIBIT C

                          FORM OF SOLVENCY CERTIFICATE

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                              SOLVENCY CERTIFICATE

     I,  Denis  J.   Fitzpatrick,   the  Chief  Financial  Officer  of  American
International Petroleum Corporation, a Nevada corporation (the "Company"), on behalf of the Company, hereby certify that:

     1. I am the duly elected and qualified Chief Financial Officer of the Company and am familiar with the business and financial matters and things hereinafter described.

     2. This Certificate is made and delivered to GCA Strategic Investment Fund Limited (the "Purchaser") pursuant to Section 6.1(c) of that certain Exchange Agreement among the Company and the Purchaser (the "Agreement"). All terms not defined herein shall have the meanings given them in the Agreement.

     3. As of the Closing Date and after giving effect to the issuance of Convertible Debentures under the Agreement and to the transactions contemplated under the Agreement and the other Transaction Agreements:

          (a) The aggregate value of the Company and its Subsidiaries, collectively and individually, as a going concern, at their present fair market value as reasonably determined by the undersigned assuming normal market conditions (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, through sale at the going concern value as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, collectively and individually.

          (b) The aggregate value of all liabilities of the Company and its Subsidiaries, collectively and individually, is less than the aggregate value of all assets (including goodwill and other intangible assets) at a fair valuation of the Company and its Subsidiaries, collectively and individually.

          (c) The Company and its Subsidiaries, collectively and individually, do not have an unreasonably small capital with which to conduct their business operations as heretofore conducted.

          (d) The Company and each of its Subsidiaries, collectively and individually, have no reason to believe that they will not have sufficient cash flow to enable them to pay their liabilities as such liabilities become absolute and mature.

          (e) No final judgments against the Company or any Subsidiary, collectively or individually, in actions for money damages with respect to pending or threatened litigation could reasonably be expected to be rendered at a time when, and in an amount such that, the Company or any Subsidiary, collectively or individually, will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and the cash available to the Company and its Subsidiaries, collectively and individually, after taking into account all other anticipated uses of the cash of the Company and its Subsidiaries, collectively and individually (including the payments on or in respect of debt), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

     4. The Company and its Subsidiaries, collectively and individually, have not incurred, do not intend to incur, and believe that they will not incur, liabilities beyond their ability to pay such liabilities as such liabilities become absolute and mature.

     5. The Company and its Subsidiaries, collectively and individually, do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code, not, to the best of my knowledge, are there any threatened bankruptcy or insolvency proceedings against the Company or its Subsidiaries.


                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed.

     Dated: April 28, 2001



                                   AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                   By:__________________________________________
                                   Name:  Denis J. Fitzpatrick
                                   Title: Chief Financial Officer

                                    EXHIBIT D

                          FORM OF OFFICER'S CERTIFICATE

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                              OFFICER'S CERTIFICATE

     I, Denis J. Fitzpatrick, Chief Financial Officer of American International Petroleum Corporation (the "Company") DO HEREBY CERTIFY as follows:

     (a) Attached hereto as Annex 1 is a true, correct and complete copy of the Certificate of Incorporation of the Company, in effect on the date hereof. No amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of any Secretary of State of the State of Nevada, after the last date of any document included therein, and no such action has been taken by the Company or officers, directors or shareholders of the Company to effect or authorize any further amendment thereto.

     (b) Attached hereto as Annex 2 is a true, correct and complete copy of the Bylaws of the Company, amended and in effect on the date hereof, and such Bylaws, as amended, have been in full force and effect at all times since adoption, through the date hereof.

     (c) Attached hereto as Annex 3 are true, correct and complete copies of those resolutions adopted by the Board of Directors of the Company; said resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof, and said resolutions are the only resolutions adopted by the Board of Directors of the Company, or any committee thereof, relating in any way to the Exchange Agreement dated as of April 28, 2001, among the Company and the Purchaser (the "Exchange Agreement") and any Transaction Agreement.

     (d) As of the date hereof, no Default has occurred and been continuing.

     (e) The representations and warranties of the Company and each subsidiary contained in each Transaction Agreement are true and correct on and as of the date hereof as if made on and as of such date and the Company has performed and complied with all covenants and agreements required by the Transaction Agreement to be performed or complied with at or prior to the date hereof.

     (f) The Company and each subsidiary has performed and complied with all conditions required by the Transaction Agreements to be performed and complied with by it prior to the date hereof.

     (g) The following persons are on the date hereof duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth beside their respective names and signatures, and each such person who, as an officer of the Company, signed the Exchange Agreement, any of the other Transaction Agreements or any other document delivered before or on the date hereof in connection with such agreements and documents and the transactions contemplated therein was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officers, and the signatures of such persons appearing on such documents are their genuine signatures.

         Name              Position                           Signature

Denis J. Fitzpatrick       Chief Financial Officer    _____________________

William L. Tracy           Assistant Secretary        _____________________


     (h) The collateral described in that certain Security and Pledge Ag+ reement and that certain Mortgage and Security Agreement, each as amended date hereof is free and clear of any liens or encumbrances except as described in such agreements.

     All terms not otherwise defined herein shall have the respective meanings set forth in the Exchange Agreement.





                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed.

     Dated: April 28, 2001



                                 AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                 By:
                                    --------------------------------------------
                                      Name:  Denis J. Fitzpatrick
                                      Title: Chief Financial Officer



                                                           Officer's Certificate

                      AMENDMENT NO. 1 TO SECURITY AGREEMENT

     This AMENDMENT NO. 1 (this "Amendment") is made as of April 28, 2001 by and between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation ("AIPC"), ST. MARKS REFINERY, INC., a Florida corporation ("St. Marks') (AIPC and St. Marks are collectively referred to as the "Debtors"), and GCA Investment Fund Limited, a Bermuda corporation ("Secured Party").

     WHEREAS, Debtors and Secured Party entered into a Security Agreement dated as of May 8, 2000 (the "Security Agreement"), pursuant to which Secured Party was granted a security interest in certain of the Debtor's property (the "Collateral") which secures that certain Bridge Note dated as of May 8, 2000 in the original Principal Amount of Three Million Dollars ($3,000,000) (the "Bridge Note"),

     WHEREAS, AIPC and Secured Party have agreed, pursuant to that certain Exchange Agreement dated of even date herewith, to exchange the Bridge Note for a $5,936,128.00 Principal Amount 3% Convertible Debenture due April 28, 2002 (the " Convertible Debenture"); and

     WHEREAS, Debtors and Secured Party desire to amend this Security Agreement to grant Secured Party a security interest in the Collateral to secure the Convertible Debenture.

         NOW THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Debtors and Secured Party hereby agree as follows:

     1. The Security Agreement shall be amended so that the term "Note" shall be defined as: "Note - means that certain 3% Convertible Debenture dated as of April 28, 2001, in the original principal amount of $5,936,128, made and executed by AIPC and issued to Secured Party, and all amendments and supplements thereto, restatements thereof and renewals, extensions, restructurings and refinancings thereof."

     2. All other terms and provisions of the Security Agreement shall remain in full force and effect and unchanged by this Amendment.

     Duly executed and delivered by the parties on the date first written above.

                           AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                           By: _________________________________________
                           Name:  Denis J. Fitzpatrick
                           Title:  Chief Financial Officer


                           ST. MARKS REFINERY, INC.

                           By: _________________________________________
                           Name:  Denis J. Fitzpatrick
                           Title:   Chief Financial Officer


                           GCA STRATEGIC INVESTMENT FUND LIMITED

                           By: _________________________________________
                           Title:________________________________________

                      AMENDMENT NO. 2 TO SECURITY AGREEMENT

     This AMENDMENT NO. 2 (this "Amendment") is made as of April 28, 2000 by and between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation ("AIPC"), ST. MARKS REFINERY, INC., a Florida corporation ("St. Marks') (AIPC and St. Marks are collectively referred to as the "Debtors"), and GCA Investment Fund Limited, a Bermuda corporation ("Secured Party").

     WHEREAS, Debtors and Secured Party entered into a Security Agreement dated as of December 1, 1999 as amended by Amendment No. 1 to Security Agreement dated February 28, 2000 (the "Security Agreement"), pursuant to which Secured Party was granted a security interest in certain of the Debtor's property (the "Collateral") which secures that certain Bridge Note dated as of December 1, 1999 in the original Principal Amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and that certain Bridge Note dated as of February 28, 2000 in the Principal amount of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) each made by AIPC and issued to Secured Party (the "Bridge Notes"),

     WHEREAS, AIPC and Secured Party, pursuant to that certain Exchange Agreement dated of even date herewith, have agreed to exchange the Bridge Notes for a $5,936,128.00 Principal Amount 3% Convertible Debenture due April 28, 2002 (the "Debenture");

     WHEREAS, Debtors and Secured Party desire to amend this Security Agreement to provide for a security interest in the Collateral to secure the Debenture.

     NOW THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Debtors and Secured Party hereby agree as follows:

     3. The Security Agreement shall be amended so that the term "Note" shall be defined as "Note - means that certain 3% Convertible Debenture dated as of April 28, 2001, in the original principal amount of $5,936,128, made and executed by AIPC and issued to Secured Party, and all amendments and supplements thereto, restatements thereof and renewals, extensions, restructurings and refinancings thereof."

     4. All other terms and provisions of the Security Agreement shall remain in full force and effect and unchanged by this Amendment.

     Duly executed and delivered by the parties on the date first written above.

                           AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                           By: _________________________________________
                           Name:  Denis J. Fitzpatrick
                           Title: Chief Financial Officer

                           ST. MARKS REFINERY, INC.

                           By: _________________________________________
                           Name:  Denis J. Fitzpatrick
                           Title:  Chief Financial Officer


                           GCA STRATEGIC INVESTMENT FUND LIMITED

                           By: _________________________________________
                           Title:________________________________________

               AMENDMENT NO. 1 TO MORTGAGE AND SECURITY AGREEMENT

     This Amendment No. 1 (the "Amendment") is made as of April 28, 2001 by and between St. Marks Refinery, Inc., a Florida corporation ("Borrower"), having an address at 5201 Westshore Boulevard, Tampa, Florida 33611-5699, and GCA Strategic Investment Fund Limited, a Bermuda corporation ("Lender"), having an address at Mechanics Building, 12 Church Street, Hamilton HMII, Bermuda.

     WHEREAS, Borrower and Lender entered into a Mortgage and Security Agreement dated as of February 28, 2000 (the "Mortgage"), pursuant to which Lender was granted a security interest in certain of Borrower's real property. The Mortgage secures that certain Bridge Note in the Principal Amount of $1,850,000.00 made by American International Petroleum Corporation ("AIPC"), the sole shareholder of Borrower, in favor of Lender;

     WHEREAS, AIPC and Lender, pursuant to that certain Exchange Agreement dated of even date herewith (the "Exchange Agreement"), have agreed to exchange the Bridge Note for a $5,936,128.00 Principal Amount 3% Convertible Debenture due April 28, 2002 made by AIPC to Lender (the "Convertible Debenture"); and

     WHEREAS, Borrower and Lender desire to amend the Mortgage to provide for a security interest in the collateral to secure the Convertible Debenture.

     NOW THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, Borrower and Lender hereby agree , as follows:

     1. The Mortgage shall be amended so that the Background Statement is deleted in its entirety and a new Background Statement is inserted in lieu thereof which reads as follows:

     "AIPC and Lender are parties to that certain Exchange Agreement dated of even date herewith (the "Exchange Agreement") pursuant to which Lender and AIPC agreed to exchange (i) $1,850,000.00 Principal Amount Bridge dated February 28, 2000, (ii) $2,500,000.00 Principal Amount Bridge Note dated December 1, 1999 and
(iii) $3,000,000.00 Principal Amount Bridge Note dated May 8, 2000 (the "Bridge Notes") made by AIPC to Lender in exchange for a $5,936,128.00 Principal Amount 3% Convertible Debenture. The exchange is evidenced by that certain Convertible Debenture dated April 28, 2001 in the Principal Amount $5,936,128.00 (the "Note"). AIPC desires to secure the Note with a security interest in certain real property owned by Borrower. The Exchange Agreement, the Note, this Mortgage, and all of their instruments evidencing, securing or otherwise relating to the Note are hereinafter referred to as the "Mortgage Documents".

     2. The Mortgage shall further be amended so that the term "Securities Purchase Agreement" used in the Mortgage shall be replaced in each instance with the term "Exchange Agreement".

     3. All other terms and provisions of the Security Agreement shall remain in full force and effect and unchanged by this Amendment.

     IN WITNESS WHEREOF, Borrower has executed this Mortgage under seal, as of the day and year first above written.


Signed, sealed and delivered          ST MARKS REFINERY, INC.
in the presence of:


_________________________________      By: _____________________________________
Witness                                Name:  Denis J. Fitzpatrick
Print Name: Sandra Bell                Title: Chief Financial Officer


                                       Attest:__________________________________
_________________________________      Name:  William L. Tracy
Witness                                Title: Assistant Secretary
Print Name: Sandra Bell

                                              [CORPORATE SEAL]

STATE OF TEXAS

COUNTY OF HARRIS


     The foregoing instrument was acknowledged before me on the 28th day of April, 2001, by Denis J. Fitzpatrick and William L. Tracy, the Chief Financial Officer and Assistant Secretary, respectively, of St. Marks Refinery, Inc., a Florida corporation, and they acknowledged executing the foregoing instrument under authority duly vested in them by said corporation, as the free act and deed of said corporation, for the purposes therein expressed.

     WITNESS my hand and official seal in the county and state last aforesaid, as of the 28th day of April, 2001.


                                       _________________________________________
                                       Notary Public

                                       Print Name:______________________________

                                       My commission expires:___________________

                                       Notary Seal